Exhibit 99.2

CONSENT OF HOULIHAN LOKEY CAPITAL, INC.

January 19, 2024

Eagle Bulk Shipping Inc.

300 First Stamford Place, 5th Floor

Stamford, CT 06902

Attn: Board of Directors

RE:

Proxy Statement of Eagle Bulk Shipping Inc. (“Eagle”) / Prospectus of Star Bulk Carriers Corp. (“Star Bulk”), which forms part of the Registration Statement on Form F-4 of Star Bulk (the “Registration Statement”).

Dear Members of the Board:

Reference is made to our opinion letter (“opinion”), dated December 10, 2023, to the Board of Directors of Eagle (the “Board”). We understand that Eagle has determined to include our opinion in the Proxy Statement of Eagle / Prospectus of Star Bulk (the “Proxy Statement/Prospectus”) included in the above-referenced Registration Statement.

Our opinion was provided for the Board (in its capacity as such) in connection with its consideration of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. In that regard, we hereby consent to the reference to our opinion in the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof under the captions “SUMMARY OF THE PROXY STATEMENT/PROSPECTUS – Opinion of Eagle’s Financial Advisor,” “THE MERGER — Background of the Merger,” “THE MERGER — Recommendation of the Eagle Board and its Reasons for the Transaction” and “THE MERGER — Opinion of Eagle’s Financial Advisor” and to the inclusion of our opinion as Annex B to the Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that this consent is being delivered solely in connection with the filing of the above-mentioned Registration Statement as of the date hereof and that our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.